NEWS RELEASE

CONTACT:
CONMED Corporation
Robert Shallish
Chief Financial Officer
315-624-3206

FD
Investors: Brian Ritchie
212-850-5600

FOR RELEASE:   7:00 AM (Eastern)   October 28, 2010

CONMED Corporation Announces Third Quarter 2010 Financial Results
  - Significant Growth in Profitability Continues, as GAAP and Non-GAAP EPS Increase 675% and 21%, Respectively -
- Conference Call to be Held at 10:00 a.m. ET Today -

Utica, New York, October 28, 2010 ----- CONMED Corporation (Nasdaq: CNMD) today announced financial results for the third quarter of 2010.

GAAP diluted earnings per share for the third quarter ended September 30, 2010 were $0.31 on sales of $172.2 million compared to $0.04 in the third quarter of 2009 on sales of $175.5 million.  Non-GAAP diluted earnings per share grew 21.4% to $0.34 compared to non-GAAP diluted earnings per share of $0.28 in the 2009 third quarter.  Both the GAAP and non-GAAP diluted earnings per share include the benefit of a tax adjustment in the third quarter of $1.1 million, or $.04 per diluted share.  As discussed below under “Use of Non-GAAP Financial Measures,” the Company presents various non-GAAP financial measures in this release.  Investors should consider non-GAAP measures in addition to, and not as a substitute for, or superior to, financial performance measures prepared in accordance with GAAP.  Please refer to the attached reconciliation between GAAP and non-GAAP financial measures.

For the nine months ended September 30, 2010, sales were $529.6 million compared to $504.1 million in the first nine months of 2009, an increase of 5.1%.  GAAP diluted earnings per share were $0.80 for year-to-date September 2010 compared to $0.25 in the same period of 2009.  Non-GAAP diluted earnings per share increased 49.2% to $0.94 for the 2010 nine-month period compared to $0.63 in the same period of 2009.

“We are quite pleased with the continued profitability growth and operating margin expansion achieved in the third quarter, both of which exceeded our expectations.  Specifically, the GAAP gross margin percentage increased to 51.7% compared to 49.9% in the third quarter last year and the GAAP operating margin percentage grew to 8.8% compared to 2.9% a year ago,” commented Mr. Joseph J. Corasanti, CONMED’s President and Chief Executive Officer.  “As we anticipated and communicated last quarter, the historical sequential revenue pattern of higher sales in the second quarter than in the third quarter was once again present.  As a reminder, we saw a departure from this historical sequential revenue pattern last year due to a significant amount of business being deferred by customers from the first half of 2009 until the third quarter, thus producing unusually strong revenue and creating abnormal year-over-year comparisons.”

International sales in the third quarter of 2010 were $79.8 million, representing 46.3% of total sales, and $252.7 million for the nine-months ended September 30, 2010 (47.7% of sales).  Favorable currency exchange rates in 2010 led to an increase in sales of $10.7 million for the nine-month period of 2010. The impact of foreign currency exchange rates was insignificant to sales in the third quarter of 2010.

CONMED News Release Continued	Page 2 of 12	Draft of October 28, 2010

Cash provided from operating activities outpaced net income in the third quarter of 2010 and amounted to $9.8 million.  The cash was used to repay debt and repurchase the Company’s common stock, as further explained below.

Outlook

Mr. Corasanti added, “We are pleased that our customers seemed to have returned to historical purchasing trends, as compared to the instability experienced in 2009 during the global economic crisis.  Consequently, we expect that sales in the fourth quarter of 2010 will experience the normal seasonal sequential increase from the third quarter.  Sales in the fourth quarter, should, in fact, be the strongest of the year, as we’ve seen historically.  Specifically, we expect revenue in the fourth quarter of 2010 to approximate $185 - $190 million, with non-GAAP diluted earnings per share of $0.33 - $0.38.  For the full year 2010, we expect sales to be approximately $715 - $720 million.    Based on the better than expected third quarter profitability, and an improved outlook for the fourth quarter, we are increasing the full year 2010 non-GAAP diluted earnings per share estimate to $1.27 - $1.32, compared to our previous estimate of $1.20 - $1.30.”

The non-GAAP estimates for the third quarter and full-year 2010 exclude the additional non-cash interest expense required by recently issued Financial Accounting Standards Board (“FASB”) guidance, the loss on repurchase and retirement of our Convertible Notes and all of the manufacturing and administrative restructuring costs expected to be incurred in 2010.

“For 2011, we are basing our initial expectations on continued measured improvement in the overall global economy.  Specifically, sales in 2011 are anticipated to be $745 - $755 million, with non-GAAP diluted earnings per share of $1.40 - $1.50,” noted Mr. Corasanti.

The sales and earnings forecasts for 2010 and 2011 have been developed using October 2010 currency exchange rates and take into account the currency hedges entered into by the Company.  We estimate that 80% of the currency exposure is hedged for the fourth quarter 2010 and 50% hedged for the first half of 2011.

Restructuring costs

During the third quarter of 2010, the Company continued the consolidation of various administrative functions in its CONMED Linvatec division and continued the transfer of additional product lines to its Mexican manufacturing facility.  Expenses associated with these activities, including severance and relocation costs, amounted to $0.6 million in the third quarter of 2010 and $3.1 million for the nine months ended September 30, 2010.  These charges are included in the GAAP earnings per share set forth above and are excluded from the non-GAAP results.  CONMED expects additional restructuring charges for the remainder of 2010 to approximate $0.5 million; these costs are excluded from non-GAAP earnings estimates.

Stock and bond repurchase

During the third quarter of 2010, utilizing the Company’s current cash flow, CONMED repurchased approximately 690,000 shares of its common stock, amounting to $13.5 million.  For the nine months ended, September 2010, 1,164,000 shares were repurchased for an aggregate cost of $23.0 million.  The remaining availability under the Board of Directors’ authorization for stock repurchases currently amounts to $23.8 million, and additional shares under this authority may be repurchased using the Company’s cash flow.  In the second quarter of 2010, the Company also repurchased and retired $3.0 million face value of its 2.5 percent Convertible Notes at a discount of approximately 3 percent.

Convertible note interest expense

As previously disclosed, and in accordance with guidance recently issued by the FASB, the Company is now required to record non-cash interest expense related to its convertible notes to bring the effective interest rate to a level approximating that of a non-convertible note of similar size and tenor.  In the third quarters of 2010 and 2009, CONMED recorded additional non-cash pre-tax interest charges of $1.1 million and $1.0 million, respectively.  For the first nine-months of 2010 and 2009, such charges amounted to $3.2 million and $3.1 million, respectively.   These charges are included in the GAAP earnings per share set forth above, and excluded from the non-GAAP amounts.

CONMED News Release Continued	Page 3 of 12	Draft of October 28, 2010

Accounts receivable financing – change in accounting

As previously disclosed, recently issued FASB guidance requires that CONMED’s accounting for its accounts receivable financing facility be changed as of January 1, 2010.  Previously, the sale of accounts receivable to a bank removed the sold receivables from the Company’s balance sheet.  In 2010 and future years, the new guidance requires that the receivables remain on CONMED’s balance sheet and that the financing transaction be recorded as a liability.  Usage of the facility amounted to $24.0 million at September 30, 2010.  Accordingly, as of September 30, 2010, compared to the previous off-balance sheet accounting, accounts receivable is $24.0 million greater because the full amount of receivables remains on the balance sheet, and the current portion of long-term debt includes the $24.0 million usage of the receivable facility.  Further, cash provided by operating activities on the September 30, 2010 statement of cash flows is reduced by $29.0 million as a result of this change in accounting.  See the attached reconciliation of cash flow provided by operating activities.  This accounting change had no effect on the consolidated statements of income.

Use of Non-GAAP Financial Measures

Management has disclosed financial measurements in this press announcement that present financial information that is not in accordance with Generally Accepted Accounting Principles (“GAAP”).  These measurements are not a substitute for GAAP measurements, although Company management uses these measurements as aids in monitoring the Company’s on-going financial performance from quarter-to-quarter and year-to-year on a regular basis, and for benchmarking against other medical technology companies.  Non-GAAP net income and non-GAAP earnings per share measure the income of the Company excluding unusual credits or charges that are considered by management to be outside of the normal on-going operations of the Company.  Management uses and presents non-GAAP net income and non-GAAP earnings per share because management believes that in order to properly understand the Company’s short and long-term financial trends, the impact of unusual items should be eliminated from on-going operating activities.  These adjustments for unusual items are derived from facts and circumstances that vary in frequency and impact on the Company’s results of operations.  Management uses non-GAAP net income and non-GAAP earnings per share to forecast and evaluate the operational performance of the Company as well as to compare results of current periods to prior periods on a consistent basis.  Non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.  Investors should consider non-GAAP measures in addition to, and not as a substitute for, or superior to, financial performance measures prepared in accordance with GAAP.

Conference call

The Company will webcast its third quarter 2010 conference call live over the Internet at 10:00 a.m. Eastern Time on Thursday, October 28, 2010.   This webcast can be accessed from CONMED’s web site at www.conmed.com.  Replays of the call will be made available through November 5, 2010.

CONMED Profile

CONMED is a medical technology company with an emphasis on surgical devices and equipment for minimally invasive procedures and patient monitoring.  The Company’s products serve the clinical areas of arthroscopy, powered surgical instruments, electrosurgery, cardiac monitoring disposables, endosurgery and endoscopic technologies.  They are used by surgeons and physicians in a variety of specialties including orthopedics, general surgery, gynecology, neurosurgery and gastroenterology.  Headquartered in Utica, New York, the Company’s 3,300 employees distribute its products worldwide from several manufacturing locations.

CONMED News Release Continued	Page 4 of 12	Draft of October 28, 2010

Forward Looking Information

This press release contains forward-looking statements based on certain assumptions and contingencies that involve risks and uncertainties.  The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and relate to the Company’s performance on a going-forward basis.  The forward-looking statements in this press release involve risks and uncertainties which could cause actual results, performance or trends, to differ materially from those expressed in the forward-looking statements herein or in previous disclosures.  The Company believes that all forward-looking statements made by it have a reasonable basis, but there can be no assurance that management’s expectations, beliefs or projections as expressed in the forward-looking statements will actually occur or prove to be correct.  In addition to general industry and economic conditions, factors that could cause actual results to differ materially from those discussed in the forward-looking statements in this press release include, but are not limited to: (i) the failure of any one or more of the assumptions stated above, to prove to be correct; (ii) the risks relating to forward-looking statements discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009; (iii) cyclical purchasing patterns from customers, end-users and dealers;  (iv) timely release of new products, and acceptance of such new products by the market; (v) the introduction of new products by competitors and other competitive responses; (vi) the possibility that any new acquisition or other transaction may require the Company to reconsider its financial assumptions and goals/targets; and/or (vii) the Company’s ability to devise and execute strategies to respond to market conditions.

CONMED News Release Continued	Page 5 of 12	Draft of October 28, 2010

CONMED CORPORATION
Third Quarter Sales Summary

	Three Months Ended September 30,

				Constant
				Currency
	2009	2010	Growth	Growth
	(in millions)
Arthroscopy
Single-use	$49.1	$49.8	1.4%	1.6%
Capital	19.6	18.4	-6.1%	-5.6%
	68.7	68.2	-0.7%	-0.4%

Powered Surgical Instruments
Single-use	19.0	18.6	-2.1%	-1.6%
Capital	18.3	16.0	-12.6%	-12.6%
	37.3	34.6	-7.2%	-7.0%

Electrosurgery
Single-use	17.8	18.1	1.7%	1.7%
Capital	6.3	5.7	-9.5%	-9.5%
	24.1	23.8	-1.2%	-1.2%

Endoscopic Technologies
Single-use	12.2	12.5	2.5%	2.5%
Endosurgery
Single-use and reposable	15.9	16.8	5.7%	5.7%
Patient Care
Single-use	17.3	16.3	-5.8%	-5.8%

Total
Single-use and reposable	131.3	132.1	0.6%	0.8%
Capital	44.2	40.1	-9.3%	-9.0%
	$175.5	$172.2	-1.9%	-1.7%

CONMED News Release Continued	Page 6 of 12	Draft of October 28, 2010

CONMED CORPORATION
Nine-Month Sales Summary

	Nine Months Ended September 30,

				Constant
				Currency
	2009	2010	Growth	Growth
	(in millions)
Arthroscopy
Single-use	$141.9	$159.1	12.1%	9.2%
Capital	52.2	56.2	7.7%	5.7%
	194.1	215.3	10.9%	8.2%

Powered Surgical Instruments
Single-use	56.2	57.9	3.0%	-0.5%
Capital	47.4	47.5	0.2%	-2.1%
	103.6	105.4	1.7%	-1.3%

Electrosurgery
Single-use	52.1	53.3	2.3%	1.2%
Capital	17.1	17.5	2.3%	0.6%
	69.2	70.8	2.3%	1.0%

Endoscopic Technologies
Single-use	36.7	36.2	-1.4%	-3.0%
Endosurgery
Single-use and reposable	47.7	51.0	6.9%	5.7%
Patient Care
Single-use	52.8	50.9	-3.6%	-4.2%

Total
Single-use and reposable	387.4	408.4	5.4%	3.3%
Capital	116.7	121.2	3.9%	1.8%
	$504.1	$529.6	5.1%	2.9%

CONMED News Release Continued	Page 7 of 12	Draft of October 28, 2010

CONMED CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
 (in thousands except per share amounts)
(unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2009	2010	2009	2010

Net sales	$175,475	$172,195	$504,106	$529,646

Cost of sales	85,674	82,953	254,017	253,367
Cost of sales, other- Note A	2,165	259	8,789	1,818

Gross profit	87,636	88,983	241,300	274,461

Selling and administrative	67,480	66,091	193,480	208,137
Research and development	7,705	7,399	23,590	21,522
Other expense – Note B	7,449	291	6,847	1,261
	82,634	73,781	223,917	230,920

Income from operations	5,002	15,202	17,383	43,541

Gain (loss) on early extinguishment
of debt	-	-	1,083	(79)

Amortization of debt discount	1,018	1,059	3,076	3,167

Interest expense	2,042	1,749	5,297	5,269

Income before income taxes	1,942	12,394	10,093	35,026

Provision for income taxes	654	3,636	2,911	11,643

Net income	$1,288	$8,758	$7,182	$23,383

Per share data:

Net Income
Basic	$0.04	$0.31	$0.25	$0.81
Diluted	0.04	0.31	0.25	0.80

Weighted average common shares
Basic	29,093	28,425	29,060	28,896
Diluted	29,183	28,521	29,096	29,073

Note A –Included in cost of sales, other, in the three and nine months ended September 30, 2009 is $2.2 million and $8.8 million, respectively, in costs related to the startup of a new manufacturing facility in Chihuahua, Mexico and the consolidation of the Company’s three Utica, New York area manufacturing sites into a single facility.  Included in cost of sales, other in the three and nine months ended September 30, 2010 is $0.3 million and $1.8 million, respectively, related to the moving of additional product lines to the manufacturing facility in Chihuahua, Mexico.

Note B – Included in other expense in the three months ended September 30, 2009 is $6.0 million in costs related to a voluntary product recall, $1.1 million in costs related to the consolidation of the Company’s distribution activities and $0.3 million in costs related to the consolidation of the administrative functions of our Endoscopic Technologies division.  Included in other expense in the nine months ended September 30, 2009 is a non-cash net pre-tax pension gain of $1.9 million, $6.0 million in costs related to a voluntary product recall, $2.4 million in costs related to the consolidation of the Company’s distribution activities, and $0.3 million in costs related to the consolidation of the administrative functions of our Endoscopic Technologies division. Included in other expense in the three and nine months ended September 30, 2010 is $0.3 million and $1.3 million, respectively, related to the consolidation of various administrative functions in our Linvatec division.

CONMED News Release Continued	Page 8 of 12	Draft of October 28, 2010

CONMED CORPORATION
CONSOLIDATED CONDENSED  BALANCE SHEETS
(in thousands)
(unaudited)
ASSETS

	December 31,	September 30,
	2009	2010
Current assets:
Cash and cash equivalents	$10,098	$16,524
Accounts receivable, net	126,162	141,310
Inventories	164,275	183,303
Deferred income taxes	14,782	15,324
Other current assets	10,293	10,698
Total current assets	325,610	367,159

Property, plant and equipment, net	143,502	141,827
Deferred income taxes	1,953	2,081
Goodwill	290,505	294,935
Other intangible assets, net	190,849	191,619
Other assets	5,994	5,243
Total assets	$958,413	$1,002,864

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Current portion of long-term debt	$2,174	$43,208
Other current liabilities	76,933	73,722
Total current liabilities	79,107	116,930

Long-term debt	182,195	171,088
Deferred income taxes	97,916	111,630
Other long-term liabilities	22,680	23,541
Total liabilities	381,898	423,189

Shareholders' equity:
Capital accounts	263,550	244,778
Retained earnings	325,370	347,979
Accumulated other comprehensive loss	(12,405)	(13,082)
Total equity	576,515	579,675

Total liabilities and shareholders' equity	$958,413	$1,002,864

CONMED News Release Continued	Page 9 of 12	Draft of October 28, 2010

CONMED CORPORATION
CONSOLIDATED CONDENSED STATEMENT OF CASH FLOWS
(in thousands)
(unaudited)

	Nine months ended
	September 30,
	2009	2010
Cash flows from operating activities:
Net income	$7,182	$23,383
Adjustments to reconcile net income
to net cash provided by operating activities:
Depreciation and amortization	30,067	31,094
Stock-based compensation expense	3,203	3,264
Deferred income taxes	2,805	10,636
(Gain) loss on early extinguishment of debt	(1,083)	79
Sale of accounts receivable to (collections for) purchaser (accounting change in 2010)	(3,000)	(29,000)
Increase (decrease) in cash flows from changes in assets and liabilities:
Accounts receivable	(5,326)	13,600
Inventories	(7,593)	(28,198)
Accounts payable	(1,928)	(301)
Income taxes payable	(2,466)	(579)
Accrued compensation and benefits	2,865	599
Other assets	(1,228)	(597)
Other liabilities	2,281	(8,690)
Net cash provided by operating activities	25,779	15,290

Cash flow from investing activities:
Purchases of property, plant, and equipment	(17,090)	(10,855)
Payments related to business acquisitions	(262)	(5,226)
Net cash used in investing activities	(17,352)	(16,081)

Cash flow from financing activities:
Payments on debt	(9,857)	(4,349)
Proceeds of debt	7,000	7,000
Proceeds from secured borrowings, net	-	24,000
Repurchase of treasury stock	-	(22,977)
Other, net	(1,892)	3,370
Net cash provided by (used in) financing activities	(4,749)	7,044

Effect of exchange rate change
on cash and cash equivalents	(1,272)	173

Net increase in cash and cash equivalents	2,406	6,426

Cash and cash equivalents at beginning of period	11,811	10,098

Cash and cash equivalents at end of period	$14,217	$16,524

CONMED News Release Continued	Page 10 of 12	Draft of October 28, 2010

CONMED CORPORATION
RECONCILIATION OF REPORTED NET INCOME TO NON-GAAP NET INCOME
BEFORE UNUSUAL ITEMS AND AMORTIZATION OF DEBT DISCOUNT
 (In thousands except per share amounts)
(unaudited)

	Three months ended
	September 30,
	2009	2010

Reported net income	$1,288	$8,758

New plant / facility consolidation costs included in cost of sales	2,165	259

CONMED Linvatec division administration consolidation	-	291

Facility consolidation costs included in other expense	1,118	-

Product recall	5,992	-

Endoscopic Technologies division consolidation	339	-

Total other expense	7,449	291

Amortization of debt discount	1,018	1,059

Unusual expense before income taxes	10,632	1,609

Provision (benefit) for income taxes on unusual expense	(3,837)	(589)

Net income before unusual items and amortization of debt discount	$8,083	$9,778

Per share data:

Reported net income
Basic	$0.04	$0.31
Diluted	0.04	0.31

Net income before unusual items and amortization of debt discount
Basic	$0.28	$0.34
Diluted	0.28	0.34

Management has provided the above reconciliation of net income before unusual items and amortization of debt discount as an additional measure that investors can use to compare operating performance between reporting periods.  Management believes this reconciliation provides a useful presentation of operating performance as discussed in the section “Use of Non-GAAP Financial Measures” above. We have included the amortization of debt discount in our analysis in order to facilitate comparison with the non-GAAP earnings guidance provided in the “Outlook” section of this and previous releases which exclude such expense.

CONMED News Release Continued	Page 11 of 12	Draft of October 28, 2010

CONMED CORPORATION
RECONCILIATION OF REPORTED NET INCOME TO NON-GAAP NET INCOME
BEFORE UNUSUAL ITEMS AND AMORTIZATION OF DEBT DISCOUNT
 (In thousands except per share amounts)
(unaudited)

	Nine months ended
	September 30,
	2009	2010

Reported net income	$7,182	$23,383

New plant / facility consolidation costs included in cost of sales	8,789	1,818

CONMED Linvatec division administrative consolidation	-	1,261

Pension gain, net	(1,882)	-

Facility consolidation costs included in other expense	2,398	-

Product recall	5,992	-

Endoscopic Technologies division consolidation	339	-

Total other expense	6,847	1,261

(Gain) loss on early extinguishment of debt	(1,083)	79

Amortization of debt discount	3,076	3,167

Unusual expense before income taxes	17,629	6,325

Provision (benefit) for income taxes on unusual expense	(6,376)	(2,307)

Net income before unusual items and amortization of debt discount	$18,435	$27,401

Per share data:

Reported net income
Basic	$0.25	$0.81
Diluted	0.25	0.80

Net income before unusual items and amortization of debt discount
Basic	$0.63	$0.95
Diluted	0.63	0.94

Management has provided the above reconciliation of net income before unusual items and amortization of debt discount as an additional measure that investors can use to compare operating performance between reporting periods.  Management believes this reconciliation provides a useful presentation of operating performance as discussed in the section “Use of Non-GAAP Financial Measures” above. We have included the amortization of debt discount in our analysis in order to facilitate comparison with the non-GAAP earnings guidance provided in the “Outlook” section of this and previous releases which exclude such expense.

CONMED News Release Continued	Page 12 of 12	Draft of October 28, 2010

CONMED CORPORATION
IMPACT TO STATEMENT OF CASH FLOWS RELATED TO ACCOUNTING
CHANGE APPLIED PROSPECTIVELY
Nine Months Ended September 30, 2009 and 2010
(In thousands)
(unaudited)

	2009	2010

Reported cash flow from operations	$25,779	$15,290

Sale of accounts receivable to (collections for) purchaser
accounting change	-	29,000

Adjusted cash flow from operations	$25,779	$44,290

Reported cash flow from financing activities	$(4,749)	$7,044

Proceeds from secured borrowings, net	-	(24,000)

Adjusted cash flow provided by (used in) financing activities	$(4,749)	$(16,956)

Management has provided the above reconciliation of cash flow from operations and cash flow from financing activities before the accounting change as an additional measure that investors can use to compare operating and financing cash flows between reporting periods.  Management believes these reconciliations provide a useful presentation of cash flows as discussed in the section “Use of Non-GAAP Financial Measures” above.